Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 25, 2006

Edison Mission Energy
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612

RE:
Edison Mission Energy Registration Statement on Form S-4

Ladies and Gentlemen:

        We are acting as special counsel to Edison Mission Energy, a Delaware corporation (the "Issuer"), in connection with the public offering of $500,000,000 aggregate principal amount of the Issuer's 7.50% Senior Notes due 2013 (the "New 2013 Notes") and $500,000,000 aggregate principal amount of the Issuer's 7.75% Senior Notes due 2016 (the "New 2016 Notes" and, together with the New 2013 Notes, the "Exchange Notes"). The New 2013 Notes are to be issued pursuant to an exchange offer (the "2013 Notes Exchange Offer") in exchange for a like principal amount of the Issuer's issued and outstanding 7.50% Senior Notes due 2013 (the "Original 2013 Notes"). The New 2016 Notes are to be issued pursuant to an exchange offer (together with the 2013 Notes Exchange Offer, the "Exchange Offers") in exchange for a like principal amount of the Issuer's issued and outstanding 7.75% Senior Notes due 2016 (the "Original 2016 Notes" and, together with the Original 2013 Notes, the "Original Notes"). The Exchange Offers are to be conducted under an indenture, dated as of June 6, 2006, amended by a first supplemental indenture, dated as of June 6, 2006 and a second supplemental indenture, dated as of June 6, 2006 (collectively, the "Indenture"), between the Issuer and Wells Fargo Bank, National Association, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of June 6, 2006 (the "Registration Rights Agreement"), by and between the Issuer and J.P. Morgan Securities Inc., as representative of the initial purchasers.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement on Form S-4 to be filed by the Issuer with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

  (ii)
  an executed copy of the Registration Rights Agreement;

  (iii)
  an executed copy of the Indenture;

  (iv)
  the Certificate of Incorporation of the Issuer, filed with the Secretary of the State in the State of Delaware, dated August 14, 2001, amended by the Certificate of Amendment to the Certificate of Incorporation of the Issuer, filed with the Secretary of the State in the State of Delaware, dated May 4, 2004;

  (v)
  the By-Laws of the Issuer, dated May 4, 2004;

  (vi)
  certain resolutions adopted by the Board of Directors of the Issuer on May 4, 2006 relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

  (vii)
  the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee, filed as an exhibit to the Registration Statement; and

  (viii)
  the forms of the Exchange Notes.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Issuer, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and others and of public officials.

        Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offers and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

        The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

          (a)   the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (b)   we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indentures or any transaction contemplated thereby.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement becomes effective and the Exchange Notes (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offers against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offers, the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Issuer of the Indenture and the Exchange Notes, the consummation by the Issuer of the Exchange Offers and the performance by the Issuer of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuer or its properties is subject, except for those agreements and instruments which have been identified to us by the Issuer as being material to it and which are listed as exhibits in Part II of the Registration

Statement or listed as exhibits to the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, pursuant to Item 15(a) thereof. We do not express any opinion as to whether such execution, delivery and performance by the Issuer will constitute a violation of, or a breach under, any covenant, restriction or provision that requires a determination with respect to financial ratios or tests or any aspect of the financial condition of the Issuer.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom, LLP